Exhibit 23.1

KABANI & COMPANY, INC.

Certified Public Accountants

17011 Beach Blvd. Suite 1230, Huntington Beach, CA 92647

Phone (714) 843-5453

 Fax (714) 843-5451

www.kabanico.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We Consent to the use, in the registration statement on Form SB-2 of Nettel Holdings, Inc., of our report dated March 31, 2004 on our audits of the financial statements of Nettel Holdings, Inc. as of December 31, 2003 and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".

/s/ Kabani & Company Inc.

Fountain Valley, California

October 27, 2004